Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MINERVA SURGICAL, INC.

Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s original Certificate of Incorporation.

C. The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by David Clapper, a duly authorized officer of the Corporation, on September 11, 2014.

/s/ David Clapper
David Clapper,
President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is Minerva Surgical, Inc.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “General Corporation Law”).

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE IV

The total number of shares of stock that the corporation shall have authority to issue is 107,304,079 consisting of 62,000,000 shares of Common Stock, $0.001 par value per share, and 45,304,079 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 24,500,000 shares.

ARTICLE V

The terms and provisions of the Common Stock and Preferred Stock are as follows:

1. Definitions. For purposes of this ARTICLE V, the following definitions shall apply:

(a) “Board” means the Corporation’s board of directors.

(b) “Conversion Price” means $1.00 per share for the Series A Preferred Stock, $1.47 per share for the Series B Preferred Stock, $1.87 per share for the Series C Preferred Stock and $1.87 per share for the Series D Preferred Stock (in each case subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(c) “Convertible Securities” means any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(d) “Corporation” means Minerva Surgical, Inc.

(e) “Distribution” means the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements approved by the Board providing for the right of said repurchase at the original cost thereof, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, or (iii) any other repurchase or redemption of capital stock of the Corporation approved by the holders of Preferred Stock of the Corporation voting as a single class and on an as-converted basis.

(f) “Dividend Rate” means an annual rate of $0.08 per share for the Series A Preferred Stock, $0.1176 per share for the Series B Preferred Stock, $0.1496 per share for the Series C Preferred Stock and $0.1496 per share for the Series D Preferred Stock (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(g) “Liquidation Preference” means $1.00 per share for the Series A Preferred Stock, $1.47 per share for the Series B Preferred Stock, $1.87 per share for the Series C Preferred Stock and $1.87 per share for the Series D Preferred Stock (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(h) “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(i) “Original Issue Price” means $1.00 per share for the Series A Preferred Stock, $1.47 per share for the Series B Preferred Stock, $1.87 per share for the Series C Preferred Stock and $1.87 per share for the Series D Preferred Stock (in each case subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(j) “Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock.

(k) “Recapitalization” means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

(l) “Restated Certificate” means this Amended and Restated Certificate of Incorporation of the Corporation.

2. Dividends.

(a) Preferred Stock. In any calendar year, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock until all declared dividends on the Preferred Stock have been paid or set aside for payment to the Preferred Stock holders. Payment of any dividends to the holders of the Preferred Stock shall be on a pro rata, pari passu basis in proportion to the aggregate dividend payable for each series of Preferred Stock. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

(b) Additional Dividends. After the payment or setting aside for payment of the dividends described in Section 2(a), any additional dividends (other than dividends on Common Stock payable solely in Common Stock) set aside or paid in any fiscal year shall be set aside or paid among the holders of the Preferred Stock and Common Stock then outstanding in proportion to the greatest whole number of shares of Common Stock which would be held by each such holder if all shares of Preferred Stock were converted at the then-effective Conversion Rate (as defined in Section 4).

(c) Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board.

(d) Consent to Certain Distributions. As authorized by Section 402.5(c) of the California Corporations Code, if Section 502 or Section 503 of the California Corporations Code is applicable to a payment made by the Corporation then such applicable section or sections shall not apply if such payment is a payment made by the Corporation in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements approved by the Board providing for the right of said repurchase at the original cost thereof, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, or (iii) any other repurchase or redemption of capital stock of the Corporation approved by the holders of Preferred Stock of the Corporation voting as a single class and on an as-converted basis.

3. Liquidation Rights.

(a) Liquidation Preference. In the event of any Liquidation Event (as defined below), the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by such holder equal to the sum of (i) the Liquidation Preference specified for such share of Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Preferred Stock. If upon a Liquidation Event, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b) Remaining Assets. After the payment or setting aside for payment to the holders of Preferred Stock of the full amounts specified in Section 3(a) above, the entire remaining assets of the Corporation legally available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(c) Shares not Treated as Both Preferred Stock and Common Stock in any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any Distribution, or series of Distributions, as shares of Common Stock, without first foregoing participation in the Distribution, or series of Distributions, as shares of Preferred Stock.

(d) Reorganization. For purposes of this Section 3, a “Liquidation Event” shall mean (a) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions to which the Corporation is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately before such transaction continue to retain in substantially the same proportions as existed prior to such transactions or related transactions (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders before such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; (b) a sale, lease or other conveyance of all or substantially all of the assets of the Corporation; or (c) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The treatment of any transaction or series of related transactions as a Liquidation Event may be waived by the written consent or vote of the holders of at least 66 2/3% of the outstanding shares of the Preferred Stock, voting as a single class and on an as-converted basis.

(e) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any Liquidation Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board, including a majority of the Investor Directors (as defined in Section 5(d) hereof), except that any publicly-traded securities to be distributed to stockholders in such Liquidation Event shall be valued as follows:

(i) if the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days before the Distribution;

(ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) of the securities over the ten (10) trading day period ending five (5) trading days before the Distribution.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For the purposes of this Section 3(e), “trading day” means any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

(f) In any Liquidation Event, if the proceeds received by the Corporation or its stockholders are comprised of any combination of cash, promissory notes, securities and/or other property (each, a “Form of Proceeds”), then each Form of Proceeds shall be distributed pro rata in such priority and amounts as required to satisfy (i) the full preferential amounts specified in Section 3(a) above, and (ii) if available after payment of the full preferential amounts specified in Section 3(a), the distribution of the remaining assets in accordance with Section 3(b) above. For example, if the proceeds of a Liquidation Event are comprised of fifty percent (50%) each of cash and stock the Form of Proceeds used to satisfy the preferential amounts specified in Section 3(a) above shall be fifty percent (50%) cash and fifty percent (50%) stock and the remaining amount, if any, distributed in accordance with Section 3(b) above shall also be fifty percent (50%) cash and fifty percent (50%) stock.

(g) In the event that the Corporation is a party to a Liquidation Event pursuant to any of Sections 3, then each holder of Preferred Stock shall be entitled to receive, for each share of each series of Preferred Stock then held, out of the proceeds of such Liquidation Event, the greater of the amount of cash, promissory notes, securities and/or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to (i) Section 3(a) above or (ii) the amount of cash, promissory notes, securities and/or other property to which such holder would be entitled to receive in a Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation Event. In applying proceeds upon such a Liquidation Event pursuant to Section 3(a) that involves installment or contingent payments, the holders of the Preferred Stock will be entitled to an amount, re-calculated at the time of each installment or contingent payment and applied on a cumulative basis, that is the greater of (i) the amounts specified in Section 3(a) and (ii) the amount to which such holder of Preferred Stock would have been entitled to on as as-if-converted to Common Stock basis, taking into account the cumulative installment or contingent payments.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately before the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the offering price per share is not less than $5.61 (as adjusted for Recapitalizations) and the aggregate gross proceeds to the Corporation are not less than $50,000,000 (a “Qualified Public Offering”), or (ii) upon the receipt by the Corporation of a written request for such conversion from the holders of at least 66 2/3% of the Preferred Stock then outstanding (voting as single class and on an as-converted basis), or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, such holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definition. For purposes of this Section 4(d), “Additional Shares of Common” means all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the date of filing of this Restated Certificate, other than issuances or deemed issuances of:

(1) shares of Common Stock issued upon conversion of outstanding Preferred Stock as of the date of the filing of this Restated Certificate;

(2) shares of Common Stock issued upon conversion of Preferred Stock issued pursuant to the Series D Preferred Stock Purchase Agreement, dated December 19, 2012;

(3) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board, or upon exercise of Options granted to such parties pursuant to any such plan or arrangement;

(4) shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Restated Certificate;

(5) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board and primarily for non-equity financing purposes;

(6) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) hereof;

(7) shares of Common Stock issued pursuant to a Qualified Public Offering;

(8) shares of Common Stock issued or issuable pursuant to the acquisition of a bona fide operating corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board;

(9) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board and primarily for non-equity financing purposes;

(10) shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board;

(11) shares of Common Stock which are otherwise excluded by the affirmative vote or consent of the holders of at least 66 2/3% the shares of Preferred Stock of the Company then outstanding, voting as a single class and on an as-converted basis; and

(12) shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board and primarily for non-equity financing purposes.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to paragraph 4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately before such issue, for such series of Preferred Stock.

(iii) Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of filing of this Restated Certificate shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

(1) no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4(d) or pursuant to the recapitalization provisions of such Options or Convertible Securities such as Sections 4(e), 4(f) and 4(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issuance thereof (or upon the occurrence of the record date with respect thereto);

(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preferred Stock computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(a) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(d)(iii) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event the Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect on the date of and immediately before such issue, then, the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (rounded down to the nearest $0.0001) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issue plus the number of such Additional Shares of Common so issued. Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.0001, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.0001 or more in the aggregate. For the purposes of calculating the adjustment to the Conversion Price of a series of Preferred Stock in accordance with this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

(b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(c) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii) shall be determined by dividing:

(a) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately before such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately before such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately before such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately before such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of at least 66 2/3% of the outstanding shares of Preferred Stock either before or after the issuance causing the adjustment, voting as a single class and on an as converted basis. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

(j) Notices of Record Date. In the event that this Corporation shall propose at any time:

(i) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii) to consummate a Liquidation Event;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least twenty (20) days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express mail), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this Section 4(j) may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of at least 66 2/3% of the Preferred Stock, voting as a single class and on an as converted basis.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Voting.

(a) Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes and on an as converted basis.

(b) No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c) Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(d) Election of Directors. The holders of Series D Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series D Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series C Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series C Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series B Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series B Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series A Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series A Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The Series A Director, Series B Director, the Series C Director and the Series D Director are collectively referred to as the “Investor Directors.” The holders of Common Stock, voting as a single class, shall be entitled to elect three (3) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Any additional members of the Board shall be elected by the holders of Common Stock and Preferred Stock, voting as a single class and on an as-converted basis, at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

(e) Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

(f) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(g) California Section 2115. So long as Section 2115 of the California General Corporation Law purports to make Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law applicable to the Corporation, the Corporation’s stockholders shall have the right to cumulate their votes in connection with the election of directors as provided by Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law.

6. Amendments and Changes.

(a) As long as any shares of Preferred Stock have been issued and remain outstanding, the Corporation shall not (whether by merger, amendment, consolidation or otherwise) without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least 66 2/3% of the outstanding shares of the Preferred Stock, voting as a single class and on an as-converted basis:

(i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation;

(ii) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Common Stock or Preferred Stock or any series thereof;

(iii) authorize, create (by reclassification, merger or otherwise) or issue any new class or series of capital stock (or any securities exercisable for or convertible thereinto) having rights, preferences or privileges with respect to dividends, redemption, or payments upon liquidation senior to or on parity with any series of Preferred Stock or having voting rights other than those granted to the Preferred Stock generally;

(iv) authorize any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(v) redeem or repurchase any shares of Preferred Stock or Common Stock (except for the repurchase of shares of Common Stock from employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements approved by the Board providing for the right of said repurchase at the original cost thereof);

(vi) authorize a Liquidation Event or other comparable transaction (other than a merger exclusively to effect a change of domicile of the Corporation);

(vii) declare or pay any Distribution with respect to the Common Stock or Preferred Stock of the Corporation (other than in Common Stock of the Corporation);

(viii) increase or decrease the size of the Board;

(ix) incur any indebtedness, or guarantee of indebtedness, in excess of $500,000 other than trade payables incurred in the ordinary course of business, unless approved by the Board;

(x) enter into any transaction with any director, officer or one percent (1%) stockholder of the Corporation, unless approved by the Board (including a disinterested majority of the members of the Board); or

(xi) take any action that would result in the taxation of the holders of Preferred Stock under Section 305 of the Internal Revenue Code.

(b) For so long as at least twenty-five percent (25%) of the issued shares of a particular series of Preferred Stock remains outstanding, the Corporation shall not (whether by merger, amendment, recapitalization, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of such particular series of Preferred Stock, amend, alter or repeal any provision of this Restated Certificate if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of such series of Preferred Stock in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be considered as being affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences, and other similar rights, preferences, or privileges that arise out of differences in the original issue price vis-a-vis other series of Preferred Stock).

7. Reissuance of Preferred Stock. In the event that any shares of Preferred Stock shall be converted pursuant to Section 4 or otherwise repurchased by the Corporation, the shares so converted, redeemed or repurchased shall be cancelled and shall not be issuable by the Corporation.

8. Notices. Any notice required by the provisions of this ARTICLE V to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States first class mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board shall be designated in the Bylaws of the Corporation.

ARTICLE IX

Except as otherwise provided in this Restated Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1. To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2. The Corporation shall have the power to indemnify, to the fullest extent permitted by the General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation or any predecessor to the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with any such Proceeding.

3. Neither any amendment nor repeal of this ARTICLE X, nor the adoption of any provision of this Restated Certificate or any subsequent amendment inconsistent with this ARTICLE X, shall eliminate or reduce the effect of this ARTICLE X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE X, would accrue or arise, before such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MINERVA SURGICAL, INC.

Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

B. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 240 and 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s original Certificate of Incorporation.

C. ARTICLE IV of the Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

“The total number of shares of stock that the corporation shall have authority to issue is 129,325,469 consisting of 76,000,000 shares of Common Stock, $0.001 par value per share, and 53,325,469 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 32,521,390 shares.”

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by David Clapper, a duly authorized officer of the Corporation, on December 22, 2015.

/s/ David Clapper
David Clapper,
President and Chief Executive Officer

(Certificate of Amendment to Amended and Restated Certificate of Incorporation)

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MINERVA SURGICAL, INC.

Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

B. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 240 and 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s original Certificate of Incorporation.

C. ARTICLE IV of the Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

“The total number of shares of stock that the corporation shall have authority to issue is 157,906,469 consisting of 90,290,500 shares of Common Stock, $0.001 par value per share, and 67,615,969 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 46,811,890 shares.”

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by David Clapper, a duly authorized officer of the Corporation, on December 16, 2016.

/s/ David Clapper
David Clapper,
President and Chief Executive Officer

(Certificate of Amendment to Amended and Restated Certificate of Incorporation)

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MINERVA SURGICAL, INC.

Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

B. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s original Certificate of Incorporation.

C. Section 5(d) of Article V of the Amended and Restated Certificate of Incorporation of the Corporation shall be amended in its entirety to read as follows:

“Election of Directors. The holders of Series D Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect two (2) members of the Board (the “Series D Directors”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series C Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series C Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series B Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series B Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Series A Preferred Stock, voting as a single class and on an as-converted basis, shall be entitled to elect one (1) member of the Board (the “Series A Director”) at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The Series A Director, Series B Director, the Series C Director and the Series D Director are collectively referred to as the “Investor Directors.” The holders of Common Stock, voting as a single class, shall be entitled to elect three (3) members of the Board at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Any additional members of the Board shall be elected by the holders of Common Stock and Preferred Stock, voting as a single class and on an as-converted basis, at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.”

(Remainder of Page Intentionally Left Blank)

(Certificate of Amendment to Amended and Restated Certificate of Incorporation)

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by David Clapper, a duly authorized officer of the Corporation, on December 29, 2016.

/s/ David Clapper
David Clapper,
President and Chief Executive Officer

(Certificate of Amendment to Amended and Restated Certificate of Incorporation)

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MINERVA SURGICAL, INC.

Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

B. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends the provisions of the Corporation’s original Certificate of Incorporation.

C. ARTICLE IV of the Amended and Restated Certificate is hereby amended and restated in its entirety to read as follows:

“The total number of shares of stock that the corporation shall have authority to issue is 158,103,967 consisting of 90,389,249 shares of Common Stock, $0.001 par value per share, and 67,714,718 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 46,910,639 shares.”

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by David Clapper, a duly authorized officer of the Corporation, on April 26, 2017.

/s/ David Clapper
David Clapper,
President and Chief Executive Officer

(Certificate of Amendment to Amended and Restated Certificate of Incorporation)

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

MINERVA SURGICAL, INC.

The undersigned certifies that:

1. He is the President and Chief Executive Officer of Minerva Surgical, Inc., a Delaware corporation (the “Corporation”).

2. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

3. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends certain provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

4. Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

The total number of shares of stock that the corporation shall have authority to issue is 179,494,341 consisting of 101,084,436 shares of Common Stock, $0.001 par value per share, and 78,409,905 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 57,605,826 shares.

2.	Section 4(l) of Article V of the Amended and Restated Certificate of Incorporation of the Corporation is hereby added to read as follows:

“(l)	Special Mandatory Conversion in Connection with Financing.

(i)	Definitions. For purposes of this Section 4(l), the following definitions shall apply:

(1) “Affiliate” shall mean, with respect to any Participating Preferred Stockholder, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such Participating Preferred Stockholder, including, without limitation, any entity of which the Participating Preferred Stockholder is a partner or member, any partner, officer, director, member or employee of such Participating Preferred Stockholder and any venture capital fund now or hereafter existing of which the Participating Preferred Stockholder is a partner or member which is controlled by or under common control with one or more general partners of such Participating Preferred Stockholder or shares the same management company with such Participating Preferred Stockholder.

(2) “Designee” shall mean a person designated by a Participating Preferred Stockholder to purchase such Participating Preferred Stockholder’s Pro Rata Share under the Purchase Agreement and for purposes of the special mandatory conversion provisions pursuant to this Section 4(l); provided, however, that this Corporation shall have consented to such designee in writing.

(3) “Initial Closing” means the initial closing of the sale of Notes pursuant to the terms of the Purchase Agreement.

(4) “Notes” means the subordinated secured convertible promissory notes offered for sale and issuance by this Corporation pursuant to the Purchase Agreement.

(5) “Participating Preferred Stockholder” means a holder of Preferred Stock of this Corporation as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware who participates in the Initial Closing of the Purchase Agreement.

(6) “Preferred Stock” means shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, or rights to acquire any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

(7) “Pro Rata Share” means the amount set forth on Schedule I of the Purchase Agreement opposite such Participating Preferred Stockholder’s name in the column designated “Second Closing.”

(8) “Purchase Agreement” means the Note Purchase Agreement, dated on or about March 7, 2018, by and among the Corporation and the persons and entities set forth therein.

(9) “Second Closing” means the Second Closing of the sale of Notes pursuant to the terms of the Purchase Agreement.

(10) “Special Mandatory Conversion Time” means the date and time of the Second Closing.

(ii)

Pay to Play; Purchase Obligation. In the event that this Corporation shall offer Notes at the Second Closing pursuant to the Purchase Agreement, each Participating Preferred Stockholder shall have an obligation to purchase (or have an Affiliate or Designee of such Participating Preferred Stockholder purchase on its behalf) such Participating Preferred Stockholder’s full Pro Rata Share of the Notes offered for sale at the Second Closing (the “Purchase Obligation”) by the Second Closing Date (as specified in the Purchase Agreement). Any Participating Preferred Stockholder that does not purchase (or have an Affiliate or Designee of such Participating Preferred Stockholder purchase on its behalf) such Participating Preferred Stockholder’s full Pro Rata Share of the Notes offered for sale at the Second Closing shall be deemed to have not fulfilled such Participating Preferred Stockholder’s Purchase Obligation, and all of such Participating Preferred Stockholder’s shares of Preferred Stock or rights to acquire Preferred Stock shall automatically convert into shares of Common Stock or rights to acquire Common Stock, as applicable, as described in Section 4(l)(iii) below.

(iii)

Special Mandatory Conversion. Immediately following the Special Mandatory Conversion Time, with respect to each Participating Preferred Stockholder that does not fulfill its full Purchase Obligation, and without any further action on the part of such Participating Preferred Stockholder or this Corporation, all of the Preferred Stock and rights to acquire Preferred Stock held by such Participating Preferred Stockholder shall automatically be converted into shares of Common Stock or rights to acquire Common Stock, as applicable, at the conversion rate of three shares of Preferred Stock to one share of Common Stock (such conversion, a “Special Mandatory Conversion”).

(iv)

Converted Shares. All shares of Preferred Stock, or rights to acquire Preferred Stock, that are converted upon the Special Mandatory Conversion in accordance with this Section 4(l) shall, from and after the Special Mandatory Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Special Mandatory Conversion Time, except only the right of the holders of the Preferred Stock to receive shares of Common Stock in exchange thereof and to receive payment of any dividends declared but unpaid thereon. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of any applicable series of Preferred Stock, and this Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on March 5, 2018.

/s/ David Clapper
David Clapper
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

MINERVA SURGICAL, INC.

The undersigned certifies that:

1. He is the President and Chief Executive Officer of Minerva Surgical, Inc., a Delaware corporation (the “Corporation”).

2. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

3. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends certain provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

4. Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

The total number of shares of stock that the corporation shall have authority to issue is 195,494,341 consisting of 109,084,436 shares of Common Stock, $0.001 par value per share, and 86,409,905 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 65,605,826 shares.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on December 19, 2018.

/s/ David Clapper
David Clapper
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

MINERVA SURGICAL, INC.

The undersigned certifies that:

1. He is the President and Chief Executive Officer of Minerva Surgical, Inc., a Delaware corporation (the “Corporation”).

2. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

3. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends certain provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

4. Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

The total number of shares of stock that the corporation shall have authority to issue is 206,724,341 consisting of 114,699,436 shares of Common Stock, $0.001 par value per share, and 92,024,905 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 71,220,826 shares.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on May 2, 2019.

/s/ David Clapper
David Clapper
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

MINERVA SURGICAL, INC.

The undersigned certifies that:

1. He is the President and Chief Executive Officer of Minerva Surgical, Inc., a Delaware corporation (the “Corporation”).

2. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

3. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends certain provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

4. Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

The total number of shares of stock that the corporation shall have authority to issue is 217,954,341 consisting of 120,314,436 shares of Common Stock, $0.001 par value per share, and 97,639,905 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 76,835,826 shares.

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on November 22, 2019.

/s/ David Clapper
David Clapper
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

MINERVA SURGICAL, INC.

The undersigned certifies that:

1. He is President and Chief Executive Officer of Minerva Surgical, Inc., a Delaware corporation (the “Corporation”)

2. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2018.

3. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends certain provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

4. Article V, Section 6 of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“(a) As long as any shares of Preferred Stock have been issued and remain outstanding, the Corporation shall not (whether by merger, amendment, consolidation or otherwise) without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of the outstanding shares of the Preferred Stock, voting as a single class and on an as-converted basis:

(i) amend, alter or repeal any provision of this Restated Certificate or the Bylaws of the Corporation;

(ii) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Common Stock or Preferred Stock or any series thereof;

(iii) authorize, create (by reclassification, merger or otherwise) or issue any new class or series of capital stock (or any securities exercisable for or convertible thereinto) having rights, preferences or privileges with respect to dividends, redemption, or payments upon liquidation senior to or on parity with any series of Preferred Stock or having voting rights other than those granted to the Preferred Stock generally;

(iv) authorize any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(v) redeem or repurchase any shares of Preferred Stock or Common Stock (except for the repurchase of shares of Common Stock from employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements approved by the Board providing for the right of said repurchase at the original cost thereof);

(vi) authorize a Liquidation Event or other comparable transaction (other than a merger exclusively to effect a change of domicile of the Corporation);

(vii) declare or pay any Distribution with respect to the Common Stock or Preferred Stock of the Corporation (other than in Common Stock of the Corporation);

(viii) increase or decrease the size of the Board;

(ix) incur any indebtedness, or guarantee of indebtedness, in excess of $500,000 other than trade payables incurred in the ordinary course of business, unless approved by the Board;

(x) enter into any transaction with any director, officer or one percent (1%) stockholder of the Corporation, unless approved by the Board (including a disinterested majority of the members of the Board); or

(xi) take any action that would result in the taxation of the holders of Preferred Stock under Section 305 of the Internal Revenue Code.

(b) For so long as at least twenty-five percent (25%) of the issued shares of a particular series of Preferred Stock remains outstanding, the Corporation shall not (whether by merger, amendment, recapitalization, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least a majority of such particular series of Preferred Stock, amend, alter or repeal any provision of this Restated Certificate if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of such series of Preferred Stock in a manner different than any other series of Preferred Stock (it being understood that a series of Preferred Stock shall not be considered as being affected differently because of the proportional differences in the amounts of respective issue prices, liquidation preferences, and other similar rights, preferences, or privileges that arise out of differences in the original issue price vis-a-vis other series of Preferred Stock).”

(Signature page follows)

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on April 6, 2020.

/s/ David Clapper
David Clapper
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

MINERVA SURGICAL, INC.

The undersigned certifies that:

1. He is the President and Chief Executive Officer of Minerva Surgical, Inc., a Delaware corporation (the “Corporation”).

2. The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

3. This Certificate of Amendment to Amended and Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and restates, integrates and further amends certain provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

4. Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is 266,139,325 consisting of 144,406,928 shares of Common Stock, $0.001 par value per share, and 121,732,397 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 100,928,318 shares.”

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on April 27, 2020.

/s/ David Clapper
David Clapper
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MINERVA SURGICAL, INC.

Minerva Surgical, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is Minerva Surgical, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 3, 2008.

2.    Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3.    Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

“Reverse Split. Immediately upon the filing of this Certificate of Amendment, each 6.046 outstanding shares of Common Stock, each 6.046 outstanding shares of Series A Preferred Stock, each 6.046 outstanding shares of Series B Preferred Stock, each 6.046 outstanding shares of Series C Preferred Stock and each 6.046 outstanding shares of Series D Preferred Stock, will be exchanged and combined, automatically and without further action, into one (1) share of Common Stock, one (1) share of Series A Preferred Stock, one (1) share of Series B Preferred Stock, one (1) share of Series C Preferred Stock and one (1) share of Series D Preferred Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and each certificate share number will then be rounded down. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors of the Corporation.

The total number of shares of stock that the Corporation shall have authority to issue is 266,139,325 consisting of 144,406,928 shares of Common Stock, $0.001 par value per share, and 121,732,397 shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of 2,725,000 shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of 4,083,542 shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of 13,995,537 shares. The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of 100,928,318 shares.

4.    This Certificate of Amendment to the Corporation’s Amended and Restated Certificate of Incorporation has been duly authorized and adopted by the Corporation’s Board of Directors in accordance with the provisions of Section 242 of the Delaware General Corporation Law, and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Certificate of Amendment to be signed by David M. Clapper, a duly authorized officer of the Corporation, on October 14, 2021.

/s/ David M. Clapper
David M. Clapper
President and Chief Executive Officer